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                                                                EXHIBIT 99(H)(8)


                    AMENDMENT TO SUB-ADMINISTRATION AGREEMENT


            This Amendment, made as of June 13, 2005 (the "Amendment"), amends the Sub-Administration Agreement dated as of July 1, 2002 (the "Sub-Admin Agreement") between Signal Capital Management ("Signal"), and BISYS Fund Services Ohio, Inc. ("BISYS").

            WHEREAS, pursuant to an Administration Agreement (the "Admin Agreement") between BISYS (as successor to one of its affiliates) and The Coventry Group (the "Trust"), BISYS performs administration services for each series of the Trust managed by Signal (the "Funds"); and

            WHEREAS, pursuant to the Sub-Admin Agreement, Signal assists BISYS in performing certain administration services for the Funds; and

            WHEREAS, the parties desire that Signal continue to assist with certain administration services for the Funds, but that the Sub-Admin Agreement be directly between Signal and the Trust, and that BISYS be removed as a party to the Sub-Admin Agreement.

            NOW THEREFORE, Signal, BISYS and the Trust, in exchange for good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, agree as follows:

            1.          Replacement of BISYS.

                        Effective as of July 1, 2005: (a) The Trust will replace BISYS as a party to the Sub-Admin Agreement, and will assume all of BISYS' rights and obligations under the Sub-Admin Agreement; (b) BISYS will have no further rights or obligations under the Sub-Admin Agreement; (c) the term "BISYS" as used in the Sub-Admin Agreement is changed to "the Trust" and will refer to the Trust; and
                        (d) all provisions of the Sub-Admin Agreement that refer to the "Trust" and/or the "Administrator" are deemed amended or deleted, as applicable, to give effect to the intent of this paragraph.

            2.          Schedule A

                        Schedule A to the Sub-Admin Agreement is re-titled as follows:

                                              "Schedule A
                              To the Sub-Administration Agreement between
                            The Coventry Group and Signal Capital Management

                                               Services"

            3.          Miscellaneous.

                        (a) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Sub-Admin Agreement.


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                        (b) This Amendment supersedes all prior negotiations,
                        understandings and agreements with respect to the subject matter covered in this Amendment, whether written or oral.

                        (c) Except as expressly set forth in this Amendment, the Sub-Admin Agreement remains unchanged and in full force and effect.

                        (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.


            IN WITNESS WHEREOF, a duly authorized officer of each party has signed this Amendment as of the date set forth above.


                                                  Signal Capital Management


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:


                                                  BISYS Fund Services Ohio, Inc.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:


                                                  The Coventry Group


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:


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